News Release

EXHIBIT 99.1

SM ENERGY ANNOUNCES PLANNED RETIREMENT OF CHIEF EXECUTIVE OFFICER HERBERT S. VOGEL AND APPOINTMENT OF ELIZABETH A. MCDONALD AS PRESIDENT

DENVER, CO September 8, 2025 - SM Energy Company ("SM Energy" or the “Company”) (NYSE: SM) today announced that Chief Executive Officer Herbert S. Vogel has advised the Board of Directors of SM Energy (the "Board") of his intention to retire as Chief Executive Officer on March 1, 2026, and that he has resigned as President of the Company effective September 4, 2025. Mr. Vogel intends to remain a member of the Board until the Company's next annual meeting of stockholders, scheduled to be held in May 2026, and is expected to take on an executive advisor role for a period of time.
The Company also announced that Elizabeth A. McDonald has been appointed to the position of President, her new title being President and Chief Operating Officer. The Board currently intends to promote Ms. McDonald to President and Chief Executive Officer, effective upon Mr. Vogel's retirement.
Chairman of the Board Julio Quintana said, “Speaking on behalf of the Board of Directors, the SM Energy team and our stockholders, we thank Herb for his years of dedication and outstanding leadership. Herb’s successful tenure is highlighted by significant portfolio expansion and bottom-line growth driven by his leadership culture that encouraged technology, innovation and collaboration and prioritized safety, integrity and stewardship. Our succession planning process sought continuity of these critical values, and we are delighted to have Beth in place. We congratulate Beth on her appointment to President knowing that her background, leadership strength and commitment to SM Energy’s long-term values will deliver continued success.”
Mr. Vogel comments: “My time with SM Energy has certainly been the highlight of my career, and it has been a true privilege to work with such talented and dedicated people at the forefront of the oil and gas industry. I am very proud of all of the accomplishments of the SM Energy team over the years, including our repeated ability to use our technical strengths to unlock value not recognized by others, and am highly confident that under Beth’s leadership the future will see continued value creation and great things to come.”
Ms. McDonald adds: “I am honored to have the opportunity to serve as SM Energy's President and Chief Operating Officer. This is an exciting time for SM Energy as we embrace a step-change in scale in reserves, production and cash flow, which are complemented by a strong balance sheet. We look forward to building upon this success with continued emphasis on our differential expertise in technology, geosciences and engineering.”
FORWARD LOOKING STATEMENTS
This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, included in this press release that address events, or developments that we expect, believe, or anticipate will or may occur in the future are forward-looking statements. The words "intend," "expect," and similar expressions are intended to identify forward-looking statements. Forward-looking statements in this press release include Mr. Vogel’s intention to retire as Chief Executive Officer on March 1, 2026, his intention to remain a member of the Board of Directors of the Company until the Company’s next annual meeting of stockholders, the expectation that he will take on an executive advisor role, the expectation that Ms. McDonald will be appointed to the role of Chief Executive Officer, and future expectations for the Company under Ms. McDonald’s leadership. Such forward-looking statements are based on assumptions and analyses made by SM Energy in light of its perception of current conditions, expected future developments, and other factors that SM Energy believes are appropriate under the circumstances. These statements are subject to a number of known and unknown risks and uncertainties. Forward-looking statements are not guarantees of future performance and actual events may be materially different from those expressed or implied in the forward-looking statements. The forward-looking statements in this press release speak as of the date of this press release.
ABOUT THE COMPANY
SM Energy Company is an independent energy company engaged in the acquisition, exploration, development, and production of crude oil, gas, and NGLs in the states of Texas and Utah. SM Energy routinely posts important information about the Company on its website. For more information about SM Energy, please visit its website at www.sm-energy.com.
SM ENERGY INVESTOR CONTACTS
Patrick Lytle, plytle@sm-energy.com, 303-864-2502

Meghan Dack, mdack@sm-energy.com, 303-837-2426

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